UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2024

Chimerix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35867	33-0903395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2505 Meridian Parkway, Suite 100

Durham, NC 27713

(Address of principal executive offices, including zip code)

(919) 806-1074

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CMRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 23, 2024 (the “Effective Date”), Chimerix, Inc. (the “Company”) entered into an Amended and Restated Loan and Security Agreement (the “Loan Agreement”), by and between the Company, as borrower, and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company, as the lender (the “Lender”). The Loan Agreement provides for a term loan facility (the “Credit Facility”) in an aggregate principal amount of up to $30.0 million available in two tranches (the “Term Loans”). Tranche A of $20.0 million is available at closing through February 28, 2026 in minimum increments of $10.0 million. Tranche B of $10.0 million is available upon Lender’s credit approval through February 28, 2027. Proceeds from the Credit Facility may be used for working capital and general corporate purposes.

The Company has no obligation to draw down any amount under the Credit Facility, and did not draw down any amount on the Effective Date.

The Term Loans are interest-only through March 1, 2026, which may be extended to March 1, 2027 upon the Company’s receipt of $100.0 million in net cash proceeds through a combination of (i) the issuance and sale of the Company’s equity securities, (ii) the sale of the Company’s priority review voucher issued by the FDA and/or (iii) up to $50.0 million from upfront cash payments from licensing or collaboration agreements. Following the end of the interest-only period the Term Loans are repayable in equal monthly installments through August 1, 2028 (the “Maturity Date”), at which time the Credit Facility terminates, and all outstanding Term Loans under the Credit Facility, together with all accrued and unpaid interest, must be repaid.

Borrowings under the Credit Facility accrue interest at a floating per annum rate of the greater of (i) the Prime Rate (as defined below) and (ii) 7.0%. Prime Rate is defined as the rate of interest per annum published in The Wall Street Journal or any successor publication thereto as the “prime rate.” If such rate of interest from The Wall Street Journal becomes unavailable, the “Prime Rate” shall mean the rate of interest per annum announced by the Lender as its prime rate in effect. In each case, in the event such prime rate is less than zero, such rate shall be deemed to be zero for purposes of the Loan Agreement. Upon termination of the Credit Facility, the Company will pay to the lender a final payment of 4.0% of the funded Term Loans under the Loan Agreement. In addition, if the Term Loans are prepaid and the Loan Agreement is terminated prior to the Maturity Date, the Company will pay to the lender a prepayment fee equal to 3.0% if prepaid in the first year, 2.0% if prepaid in the second year and 1.0% if prepaid thereafter prior to the Maturity Date. The prepayment fee will be waived if the Credit Facility is refinanced with Lender.

The Company’s obligations under the Loan Agreement are secured by a first lien on substantially all assets of the Company other than the Company’s intellectual property, with a negative pledge on the Company’s intellectual property.

The Loan Agreement contains customary affirmative and negative covenants and customary events of default that permit the Lender to accelerate the Company’s outstanding obligations under the Loan Agreement, all as set forth in the Loan Agreement.

The Loan Agreement amends and restates in its entirety that certain Loan and Security Agreement dated as of January 31, 2022, as amended by that certain Amendment to Loan and Security Agreement dated as of November 21, 2023 by and between the Company and Lender.

Additionally, on the Effective Date, in connection with the Loan Agreement, the Company issued a Warrant to Purchase Stock (the “Warrant”) to the Lender to purchase a maximum of 149,253 shares of the Company’s common stock, par value $0.001 per share, with an exercise price (the “Exercise Price”) equal to $2.68 per share. Of such maximum number of shares, the Warrant may be exercised for up to 37,313 shares beginning on the Effective Date and for up to an additional 111,940 shares at a future time depending on the amount drawn down under the Credit Facility.

The foregoing description of the Loan Agreement and the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement and the Warrant, copies of which will be filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2024.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

Nasdaq Listing

As previously reported, on June 27, 2024, the Company received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that it had failed to comply with the $1.00 per share minimum bid price requirement of Nasdaq Listing Rule 5450(a)(1). On December 24, 2024, the Company received a letter from the Staff notifying the Company that the Staff had determined that for 10 consecutive business days, from December 10, 2024 to December 23, 2024, the minimum closing bid price for the Company’s common stock was at least $1.00 per share. Accordingly, the Staff has determined that the Company has regained compliance with Listing Rule 5450(a)(1) and it has indicated that the matter is now closed. There can be no assurance, however, that the Company will be able to maintain compliance with Listing Rule 5450(a)(1) in the future.

NDA Submission

The Company confirms that it has submitted a complete new drug application (“NDA”) with the U.S. Food and Drug Administration (“FDA”) seeking accelerated approval for dordaviprone as a treatment for recurrent H3 K27M-mutant diffuse glioma in the United States. The Company has requested Priority Review for the NDA and applied for a Rare Pediatric Disease Priority Review Voucher (“PRV”) as part of this NDA submission. If Priority Review is granted, the resulting six-month FDA review period is expected to result in a potential Prescription Drug User Fee Act (“PDUFA”) action date in the third quarter of 2025.

Forward-Looking Statements

The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. These forward-looking statements include statements regarding the availability and use of any future borrowings under the Credit Facility, the Company’s compliance with Nasdaq listing standards, and matters related to the Company’s NDA submission, Priority Review request, PRV application and PDUFA action date. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of these results will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties associated with market conditions, as well as risks and uncertainties inherent in the Company’s business, including those described in the Company’s other filings with the Securities Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2024	Chimerix, Inc.

	By:	/s/ Michelle LaSpaluto
	Name:	Michelle LaSpaluto
	Title:	Chief Financial Officer